    EXHIBIT 99.1

Shutterstock Reports First Quarter 2026 Financial Results
New York, NY - April 28, 2026 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a family of brands delivering scalable creative and GenAI solutions to help customers fuel great work, today announced financial results for the first quarter ended March 31, 2026.
Commenting on the Company's performance, Paul Hennessy, the Company's Chief Executive Officer, said, "During the first quarter, we maintained a strong focus on operational discipline and cost management, delivering $43 million in Adjusted EBITDA in the face of ongoing industry headwinds. While first quarter revenue was impacted by a slower start in our Content business than expected and the timing of revenue recognition associated with data licensing deals, we continue to invest in areas that will drive long-term growth and remain committed to simplifying our product offerings to better meet our customers' needs."
He continued, "We remain highly confident in the long-term trajectory of our Data Licensing and AI Services division. With a robust pipeline of major opportunities currently in progress, we are making the necessary investments today to expand our commercial execution and position Shutterstock as the premier, go-to provider for end-to-end AI model training data and adjacent services.”
With regards to the pending merger with Getty Images, Mr. Hennessy said, “Like Getty Images, we disagree with the CMA’s most recent assessment and do not believe the merger would substantially lessen competition in Editorial content in the UK. We remain confident in the merits of the merger and will continue working closely with Getty Images and the CMA toward closing.”

MERGER AGREEMENT UPDATE WITH GETTY IMAGES
The Company has been working diligently towards regulator Merger approval.
–On February 23, 2026, the Company announced the DOJ had concluded its review of the Merger and the applicable waiting period under the Hart-Scott-Rodino Antitrust (“HSR”) Act had expired, without conditions. As a result, the Merger condition under the HSR Act has been satisfied.
–On February 19, 2026, the Company announced that the U.K. Competition and Markets Authority (“CMA”) issued its Interim Report and provisionally concluded the Merger is not expected to result in competition issues in the global stock content market, but that the Merger may result in a “substantial lessening of competition” (“SLC”) in the U.K. editorial market; and
–On April 16, 2026, the CMA published the summary of its Interim Report on Remedies (“IRR”), following its interim report of February 19, 2026 which provisionally found that the Merger could be expected to lead to an SLC in the supply of editorial content in the U.K. The IRR states that the remedy proposal offered by Getty Images was unlikely to address the provisional SLC it had identified but that a sale of Shutterstock’s Rex Features, Backgrid and Splash News businesses would likely be acceptable. The CMA is now further consulting on that proposition including its view that Rex Features Backgrid and Splash News could be sold to different buyers. The statutory deadline for the CMA to publish its final report is June 14, 2026.
The Company remains committed to the proposed Merger and will continue to engage with the CMA, including on its provisional SLC finding, and work with Getty Images to expeditiously secure the necessary clearances on its Editorial business.
In 2025, global Editorial revenue was $32.7 million, of which $11.7 million related to our Rex Features related content and Shutterstock brands and $21.0 million was from our Backgrid and Splash branded content. In addition, our 2025 Editorial revenue for customers in the U.K. was $10.6 million, of which $5.4 million related to our Rex Features and Shutterstock brands and $5.2 million was from our Backgrid and Splash branded content.

First Quarter 2026 highlights as compared to First Quarter 2025:
    Financial Highlights
•Revenues were $199.2 million compared to $242.6 million.
•Net loss was $47.6 million compared to net income of $18.7 million.
•Net loss per diluted common share was $1.34 compared to net income per diluted common share of $0.53.
•Adjusted net income was $20.7 million compared to $36.3 million.
•Adjusted net income per diluted common share was $0.58 compared to $1.03.
•Adjusted EBITDA was $42.7 million compared to $63.4 million.

FIRST QUARTER RESULTS
Revenue
First quarter revenue of $199.2 million decreased by $43.5 million or 18% as compared to the first quarter of 2025.
Revenue from our Content product offering decreased by $24.8 million, or 12%, as compared to the first quarter of 2025, to $178.1 million. The reduction in our Content revenue was driven primarily by weakness in new customer acquisition. Content revenue represented 89% of our total revenue in the first quarter of 2026.
Revenue generated from our Data, Distribution, and Services product offering decreased by $18.7 million, or 47%, as compared to the first quarter of 2025, to $21.0 million, and represented 11% of first quarter revenue in 2026. Revenue recognition in our data offering may vary from quarter-to-quarter based on the delivery timing of metadata licenses.
Net income and net income per diluted common share
Net income decreased by $66.3 million to a net loss of $47.6 million in the first quarter of 2026, compared to net income of $18.7 million for the first quarter of 2025. Net loss per diluted common share was $1.34, as compared to net income per diluted common share of $0.53 for the same period in 2025. These increased losses were attributable to the decline in revenue with operating costs not declining at a similar rate, $15.3 million of unrealized losses related to our investment in Meitu, Inc, $28.0 million of legal contingency expenses and $6.1 million of workforce optimizations expenses.
Adjusted net income and adjusted net income per diluted common share
Adjusted net income of $20.7 million in the first quarter of 2026 decreased by $15.6 million, compared to adjusted net income of $36.3 million for the first quarter of 2025, primarily due to the decline in revenue.
Adjusted net income per diluted common share was $0.58 as compared to $1.03 for the first quarter of 2025.
Adjusted EBITDA
Adjusted EBITDA of $42.7 million for the first quarter of 2026 decreased by $20.7 million, or 33%, as compared to the first quarter of 2025, primarily due to the decline in revenue.
Net loss margin of 23.9% for the first quarter of 2026 decreased by 31.6%, as compared to net income margin of 7.7% in the first quarter of 2025. The adjusted EBITDA margin of 21.4% for the first quarter of 2026 decreased by 4.7%, as compared to 26.1% in the first quarter of 2025.

FIRST QUARTER LIQUIDITY
Our cash and cash equivalents decreased by $15.7 million to $162.5 million at March 31, 2026, as compared with $178.2 million as of December 31, 2025. This decrease was driven by $17.4 million of net cash provided by our operating activities, partially offset by $20.0 million of net cash used in financing activities and $11.1 million of net cash used in investing activities.
Net cash provided by our operating activities was driven by our operating income and changes in the timing of cash collections from our customers and payments pertaining to operating expenses, offset by payments of year-end bonuses and commissions. In addition, cash flows for the three months ended March 31, 2026 were unfavorably impacted by $7.2 million of expenses related to the Getty Images proposed merger.
Cash used in investing activities for the three months ended March 31, 2026 consisted of $11.8 million related to capital expenditures and content acquisition, partially offset by $0.4 million related to the receipt of the Giphy Retention Compensation, as reimbursed by the Giphy seller.
Cash used in financing activities for the three months ended March 31, 2026 consisted of $12.8 million related to the payment of the quarterly cash dividend, $6.4 million paid in settlement of tax withholding obligations related to employee stock-based compensation awards, and $0.8 million used for the repayment of our credit facility.
Adjusted free cash flow was $13.1 million for the first quarter of 2026, an decrease of $10.3 million from the first quarter of 2025.

QUARTERLY CASH DIVIDEND
During the three months ended March 31, 2026, the Company declared and paid a cash dividend of $0.36 per common share or $12.8 million.
On April 20, 2026, the Board of Directors declared a dividend of $0.36 per share of outstanding common stock, payable on June 18, 2026 to stockholders of record at the close of business on June 4, 2026.
KEY OPERATING METRICS

	Three Months Ended March 31,
	2026	2025

Subscribers (end of period)(1)	993,000	1,079,000
Subscriber revenue (in millions)(2)	$103.8	$109.9

Average revenue per customer (last twelve months)(3)	$284	$244
Paid downloads (in millions)(4)	104.1	120.9
_______________________________________________________________________________________________________________________
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Backgrid beginning February 2025. 2025 metrics include the counts and revenues from Envato, which was acquired in July 22, 2024.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, impairment loss on long-term investment, impairment of lease assets, unrealized losses / gains on investments, legal contingencies, interest income and expense, income taxes and Merger related costs; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations (reported in Other), unrealized losses / gains on investments (reported in Other), impairment loss on long-term investment, impairment of lease assets, legal contingencies Merger related costs and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and adjusted free cash flow as net cash provided by operating activities, adjusted for capital expenditures, content acquisition, cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy, and cash paid for costs related to the Getty Images merger.
The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the United Kingdom Competition and Markets Authority (the “CMA”) and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended March 31, 2026, the Company also incurred $3.3 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.
These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that adjusted free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between each of our non-GAAP financial measures (adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings, adjusted free cash flow), and each measure’s most directly comparable financial measure calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

Previously Announced Merger Agreement with Getty Images

On January 7, 2025, Shutterstock announced that it entered into a merger agreement with Getty Images to combine in a merger of equals transaction, creating a premier visual content company. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals. As previously announced, a majority of Shutterstock stockholders approved the adoption of the merger agreement at a special meeting of stockholders held on June 10, 2025.

As previously communicated, in light of the pending transaction with Getty Images, Shutterstock will not be hosting a conference call or providing financial guidance in conjunction with its first quarter 2026 results.

For additional information associated with the transaction, please see the Company’s filings from time to time with the Securities and Exchange Commission.

ABOUT SHUTTERSTOCK
Shutterstock is in the business of turning ideas into impact. Powered by a global network of millions of creators and our cutting-edge technology, we provide businesses, creatives and brand leaders with the essential, universal ingredients to make their work more effective. Shutterstock is home to the world’s largest and most diverse collection of high-quality licensable assets, data and AI solutions, advertising and distribution solutions, exclusive editorial content, and full-service studio production—delivering unparalleled resources to fuel great work.

Discover our impact at www.shutterstock.com and connect with us on LinkedIn, Instagram, X, Facebook and YouTube.

FORWARD-LOOKING STATEMENTS
The statements in this press release, and any related oral statements, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, are forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary. The forward-looking statements in this press release relate to, among other things, statements regarding industry prospects, future business, future results of operations or financial condition, future dividends, future stock performance, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our ability to offer premier Data Licensing and AI Services, our competitive position, our ability to obtain applicable regulatory approvals on a timely basis or otherwise for the proposed transaction with Getty Images, our ability to satisfy the other closing conditions of the proposed transaction with Getty Images, on a timely basis or otherwise, and the expected timing and completion of the proposed transaction with Getty Images. Important factors that could cause actual results to differ materially from the forward-looking statements include, among other things: risks and uncertainties associated with our proposed transaction with Getty Images and those risks discussed under the section captioned “Risk Factors” in Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Shutterstock does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

Investor Relations Contact	Press Contact
Scott Grossman	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$199,170	$242,620

Operating expenses:
Cost of revenue	94,788	100,888
Sales and marketing	48,346	53,359
Product development	19,405	19,865
General and administrative	67,585	58,307
Total operating expenses	230,124	232,419
(Loss) / income from operations	(30,954)	10,201
Interest expense	(3,760)	(4,298)
Other (expense) / income, net	(14,661)	14,515
(Loss) / income before income taxes	(49,375)	20,418
(Benefit) / provision for income taxes	(1,806)	1,730
Net (loss) / income	$(47,569)	$18,688

(Losses) / earnings per share:
Basic	$(1.34)	$0.54
Diluted	$(1.34)	$0.53

Weighted average common shares outstanding:
Basic	35,543	34,890
Diluted	35,543	35,322

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$162,518	$178,244
Accounts receivable, net of allowance of $3,547 and $3,431	103,362	112,626
Prepaid expenses and other current assets	55,366	47,769
Total current assets	321,246	338,639
Property and equipment, net	61,968	62,553
Right-of-use assets	9,003	9,770
Intangible assets, net	203,879	215,673
Goodwill	574,169	574,614
Deferred tax assets, net	68,185	61,289
Other assets	72,748	93,398
Total assets	$1,311,198	$1,355,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,532	$13,898
Accrued expenses	103,626	129,952
Contributor royalties payable	95,375	94,163
Deferred revenue	208,661	212,984
Debt	158,111	158,110
Other current liabilities	49,790	19,295
Total current liabilities	629,095	628,402
Deferred tax liability, net	617	1,134
Long-term debt	115,898	116,639
Lease liabilities	15,338	17,247
Other non-current liabilities	18,172	11,476
Total liabilities	779,120	774,898
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 41,076 and 41,049 shares issued and 35,555 and 35,528 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	410	410
Treasury stock, at cost; 5,521 shares as of March 31, 2026 and December 31, 2025	(269,804)	(269,804)
Additional paid-in capital	533,004	520,018
Accumulated other comprehensive loss	(6,349)	(4,754)
Retained earnings	274,817	335,168
Total stockholders’ equity	532,078	581,038
Total liabilities and stockholders’ equity	$1,311,198	$1,355,936

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) / income	$(47,569)	$18,688
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,704	22,671
Deferred taxes	(7,342)	(7,772)
Non-cash equity-based compensation	13,372	17,884
Legal contingencies	28,000	—
Bad debt expense	105	593
Unrealized loss / (gain) on investments, net	15,305	(13,260)
Changes in operating assets and liabilities:
Accounts receivable	8,966	(16,618)
Prepaid expenses and other current and non-current assets	5,351	17,982
Accounts payable and other current and non-current liabilities	(19,414)	(17,264)
Contributor royalties payable	1,625	3,379
Deferred revenue	(3,733)	(1,036)
Net cash provided by operating activities	$17,370	$25,247

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(11,595)	(10,808)
Cash received related to Giphy Retention Compensation	368	492
Acquisition of content	(191)	(897)
Security deposit (release) / payment	272	(21)
Net cash used in investing activities	$(11,146)	$(11,234)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash paid related to settlement of employee taxes related to RSU vesting	(6,387)	(3,539)
Payment of cash dividends	(12,782)	(11,501)
Repayment of credit facility	(781)	(781)
Net cash used in financing activities	$(19,950)	$(15,821)

Effect of foreign exchange rate changes on cash	(2,000)	2,788
Net (decrease) / increase in cash and cash equivalents	(15,726)	980

Cash and cash equivalents, beginning of period	178,244	111,251
Cash and cash equivalents, end of period	$162,518	$112,231

Supplemental Disclosure of Cash Information:
Cash paid / (received) for income taxes	$744	$(604)
Cash paid for interest	3,770	4,359

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended March 31,
	2026	2025
Net (loss) / income	$(47,569)	$18,688
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	13,372	17,884
Tax effect of non-cash equity-based compensation (1)	(3,142)	(4,203)
Acquisition-related amortization expense (2)	9,599	9,697
Tax effect of acquisition-related amortization expense (1)	(2,256)	(2,279)
Legal contingencies	28,000	—
Giphy Retention Compensation Expense - non-recurring	649	566
Tax effect of Giphy Retention Compensation Expense - non-recurring(1)	(153)	(133)
Merger related costs	2,855	11,861
Tax effect of Merger related costs(1)	(642)	(2,669)
Other(3)	21,385	(13,080)
Tax effect of other(1)	(1,368)	(41)
Adjusted net income	$20,730	$36,291

Net (loss) / income per diluted common share	$(1.34)	$0.53
Adjusted net income per diluted common share	$0.58	$1.03

Weighted average diluted shares	35,543	35,322
____________________________________________________________________________________________________________________
(1)Statutory tax rates are used to calculate the tax effect of the adjustments.
(2)Of these amounts, $8.9 million and $9.0 million are included in cost of revenue for the three months ended March 31, 2026 and 2025, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.
(3)Other consists of unrealized gains and losses on investments and severance costs associated with strategic workforce optimizations.

	Three Months Ended March 31,
	2026	2025
Net (loss) / income	$(47,569)	$18,688
Add / (less) Non-GAAP adjustments:
Interest expense	3,760	4,298
Interest income	(801)	(935)
Provision for income taxes	(1,806)	1,730
Depreciation and amortization	22,704	22,671
EBITDA	$(23,712)	$46,452

Non-cash equity-based compensation	13,372	17,884
Giphy Retention Compensation Expense - non-recurring	649	566
Merger related costs	2,855	11,861
Foreign currency loss / (gain)	157	(320)
Unrealized loss / (gain) on investment	15,305	(13,260)
Legal contingencies	28,000	—
Workforce optimization - severance	6,080	180
Adjusted EBITDA	$42,706	$63,363

Revenue	$199,170	$242,620
Net (loss) / income margin	(23.9)%	7.7%
Adjusted EBITDA margin	21.4%	26.1%

	Three Months Ended March 31,
	2026	2025
Reported revenue (in thousands)	$199,170	$242,620

Revenue (decline) /growth	(18)%	13%
Revenue (decline) / growth on a constant currency basis	(19)%	14%

Content reported revenue (in thousands)	$178,126	$202,888
Content revenue (decline) / growth	(12)%	17%
Content revenue (decline) / growth on a constant currency basis	(14)%	17%

Data, Distribution, and Services reported revenue (in thousands)	$21,044	$39,732
Data, Distribution, and Services revenue growth / (decline)	(47)%	(2)%
Data, Distribution, and Services revenue growth / (decline) on a constant currency basis	(47)%	(2)%

	Three Months Ended March 31,
	2026	2025
Cash flow information:
Net cash provided by operating activities	$17,370	$25,247
Net cash used in investing activities	$(11,146)	$(11,234)
Net cash used in financing activities	$(19,950)	$(15,821)

Adjusted free cash flow:
Net cash provided by operating activities	$17,370	$25,247
Capital expenditures	(11,595)	(10,808)
Content acquisitions	(191)	(897)
Cash received related to Giphy Retention Compensation	368	492
Merger related costs	7,180	9,350
Adjusted Free Cash Flow	$13,132	$23,384

	Three Months Ended March 31,
	2026	2025
Content	$178,126	$202,888
Data, Distribution, and Services	$21,044	$39,732
Total revenue	$199,170	$242,620

Change in total deferred revenue	$(4,323)	$753
Total billings	$194,847	$243,373
_______________________________________________________________________________________________________________________

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24[5]	9/30/24[5]	6/30/24

Subscribers (end of period, in thousands) (1)	993	1,032	1,060	1,073	1,079	1,088	1,105	490
Subscriber revenue (in millions) (2)	$103.8	$104.7	$107.2	$108.0	$109.9	$107.7	$113.1	$80.3

Average revenue per customer (last twelve months) (3)	$284	$281	$279	$266	$244	$255	$254	$434
Paid downloads (in millions) (4)	104.1	107.9	111.7	112.6	120.9	125.8	112.3	33.4
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Backgrid beginning February 2025. 2025 metrics include the counts and revenues from Envato, which was acquired in July 22, 2024.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering.
(5) Subscribers and Subscriber Revenue are presented as if Envato was acquired as of the beginning of the period presented. Average revenue per customer includes Envato historical results over the last twelve month period.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24

Cost of revenue	$183	$558	$528	$532	$396	$505	$443	$300
Sales and marketing	2,112	2,287	2,098	2,559	2,255	2,627	3,226	3,167
Product development	3,078	3,218	3,370	3,529	2,912	2,722	2,745	4,171
General and administrative	7,999	8,542	6,966	9,005	12,321	9,256	8,680	7,338
Total non-cash equity-based compensation	$13,372	$14,605	$12,962	$15,625	$17,884	$15,110	$15,094	$14,976

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24

Cost of revenue	$20,898	$21,010	$21,028	$20,804	$20,742	$21,191	$19,653	$20,087
General and administrative	1,806	1,725	1,849	1,807	1,929	2,096	1,991	1,346
Total depreciation and amortization	$22,704	$22,735	$22,877	$22,611	$22,671	$23,287	$21,644	$21,433